UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Skillz Inc. (the “Company”) held its Annual Meeting of Stockholders on May 12, 2022. Below are the final voting results. For more information on the following proposals, see the Company’s definitive proxy statement dated April 1, 2022, the relevant portions of which are incorporated herein by reference.

Election of Directors for a Term of One Year:

	FOR	AGAINST	ABSTAIN	Broker Non-Votes
Andrew Paradise	1,452,633,172	18,107,351	2,011,578	86,447,495
Jerry Bruckheimer	1,457,415,278	13,641,835	1,694,988	86,447,495
Casey Chafkin	1,450,726,860	20,281,176	1,744,065	86,447,495
Christopher S. Gaffney	1,459,576,025	11,464,017	1,712,059	86,447,495
Shari Glazer	1,469,162,603	1,890,442	1,699,056	86,447,495
Vandana Mehta-Krantz	1,459,644,659	11,395,843	1,711,599	86,447,495
Harry E. Sloan	1,454,715,359	16,324,048	1,712,694	86,447,495
Kent Wakeford	1,453,733,337	17,310,498	1,708,266	86,447,495

Ratification of Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
1,555,806,480	1,454,572	1,938,544

Advisory Vote on the Company's Executive Compensation:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
1,437,491,583	8,042,787	27,217,731	86,447,495

Advisory Vote on the Frequency of the Company's Advisory Vote on the Company's Executive Compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
27,680,632	645,065	1,421,011,257	23,415,147

Increase the Number of Directors Under the Company's Third Amended and Restated Certificate of Incorporation:

FOR	AGAINST	ABSTAIN
1,549,190,545	7,265,626	2,743,425

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Charlotte Edelman
	Name:	Charlotte Edelman
	Title:	General Counsel & Secretary
Date: May 17, 2022